FREEPORT-McMoRan COPPER & GOLD INC.

                   CERTIFICATE OF INCORPORATION





     FIRST:  The name of the corporation is Freeport-McMoRan
Copper & Gold Inc.

     SECOND: The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted are:

     (a) To enter into, maintain, operate and carry on the business of mining in all its branches in the United States of America and in any other part of the world, and to quarry, mine, pump, extract, remove and otherwise produce, and to grind, treat, concentrate, smelt, refine, dress and otherwise prepare, produce, buy, sell and in every way deal in and with minerals, ores, concentrates and other mineral and chemical substances of all kinds, metallic and nonmetallic, including, but without in any way limiting the generality of the foregoing, antimony, barite, chromium, coal, cobalt, copper, gas, gold, iron, lead, molybdenum, nickel, oil, potash, salt, silica, sand, silver, sulphur, tantalum, tin, titanium, tungsten, uranium, zinc, and ores and concentrates thereof.

     (b) To purchase, locate, denounce or otherwise acquire, take, hold and own, and to assign, transfer, lease, exchange, mortgage, pledge, sell or otherwise dispose of and in any manner deal with and contract with reference to, mines, wells, mining claims, mining rights, mineral lands, mineral leases, mineral rights, royalty rights, water rights, timber lands, timber and timber rights, and real and personal property of every kind, and any interest therein, in the United States of America or in any other country, to prospect, explore, work, exercise, develop, manage, operate and turn the same to account, and to engage in mining, geological, economic, feasibility, development, and other studies in the United States of America or in any other country.

     (c) To make, manufacture, treat, process, produce, buy, sell and in every way deal in and with minerals, ores, concentrates and chemicals of every description, organic or inorganic, natural or synthetic, in the form of raw materials, intermediate or finished products and any other related products and substances whatsoever related thereto or of a like or similar nature or which may enter into the manufacture of any of the foregoing or be used in connection therewith, and derivatives and by-products derived from the manufacture thereof and products to be made therefrom and generally without limitation by reference of the foregoing, all other products and substances of every kind, character and description.

     (d) To engage in any lawful act or activity, whether or not related to the foregoing, for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: (a) Authorized Stock. The total number of shares of capital stock that the corporation shall have authority to issue is 473,600,000 shares, consisting of 50,000,000 shares of Preferred Stock, par value $0.10 per share, 211,800,000 shares of Class A Common Stock, par value $0.10 per share, and 211,800,000 shares of Class B Common Stock, par value $0.10 per share. The Class A Common Stock and the Class B Common Stock are collectively referred to herein as the "Common Stock". Of the authorized number of shares of Preferred Stock, 447,800 of such shares shall be a series of Preferred Stock designated as "7% Convertible Exchangeable Preferred Stock"; 700,000 of such shares shall be a series of Preferred Stock designated as "Step-Up Convertible Preferred Stock"; 300,000 of such shares shall be a series of Preferred Stock designated as "Gold-Denominated Preferred Stock"; 215,279 of such shares shall be a series of Preferred Stock designated as "Gold-Denominated Preferred Stock, Series II"; and 119,000 of such shares shall be a series of Preferred Stock designated as "Silver-Denominated Preferred Stock" (collectively referred to herein as the "Existing Preferred Stock").

          (b) Common Stock. The Class A Common Stock and the Class B Common Stock shall be identical in all respects, except as otherwise expressly provided herein, and the relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of Class A Common Stock and Class B Common Stock shall be as follows:

          (1) Cash or Property Dividends. Subject to the rights and preferences of the Preferred Stock as set forth in any resolution or resolutions of the Board of Directors providing for the issuance of such stock pursuant to Section
     (c) of this Article FOURTH, and except as otherwise provided for herein, the holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such equal per share amounts as the Board of Directors may from time to time determine.

          (2) Stock Dividends. If at any time a dividend is to be paid in shares of Class A Common Stock or shares of Class B Common Stock (a "stock dividend"), such stock dividend may be declared and paid only as follows: only Class A Common Stock may be paid to holders of Class A Common Stock and only Class B Common Stock may be paid to holders of Class B Common Stock, and whenever a stock dividend is paid, the same rate or ratio of shares shall be paid in respect of each outstanding share of Class A Common Stock and Class B Common Stock.

          (3) Stock Subdivisions and Combinations. The corporation shall not subdivide, reclassify or combine stock of either class of Common Stock without at the same time making a proportionate subdivision or combination of the other class.

          (4) Voting. Voting power shall be divided between the classes and series of stock as follows:

               (A) Subject to Section (b)(4)(B) of this Article FOURTH, with respect to the election of directors, holders of Class A Common Stock and holders of Voting Preferred Stock (as defined below), voting together, shall be entitled to elect that number of directors which constitutes 20% of the authorized number of members of the Board of Directors (or, if such 20% is not a whole number, then the nearest lower whole number of directors that is closest to 20% of such membership). Each share of Class A Common Stock and each share of Voting Preferred Stock shall have one vote in the election of such directors. Subject to Section
     (b)(4)(B) of this Article FOURTH, holders of Class B Common Stock shall be entitled to elect the remaining directors. Each share of Class B Common Stock shall have one vote in the election of such directors. For purposes of this Section (b)(4) and Section (b)(5) of this Article FOURTH, references to the authorized number of members of the Board of Directors (or the remaining directors) shall not include any directors which the holders of any shares of Preferred Stock have the exclusive right to elect as granted in accordance with Section (c)(6) of this Article FOURTH. For purposes of this Section (b)(4), "Special Voting Rights" means the different voting rights of the holders of Class A Common Stock, holders of Class B Common Stock and holders of Voting Preferred Stock with respect to the election of the applicable percentage of the authorized number of members of the Board of Directors as described in this Section
     (b)(4)(A). The "Voting Preferred Stock" means (i) each series of the Existing Preferred Stock, in each case so long as such series remains outstanding and (ii) any other series of Preferred Stock upon which the right to vote for directors pursuant to this Section (b)(4) has been conferred in accordance with Section (c)(6) of this Article FOURTH.

               (B) In the event that a majority of the shares of Class A Common Stock and Class B Common Stock present and voting at any annual or special meeting of stockholders of the corporation are voted to eliminate the Special Voting Rights, then Section (b)(4)(A) of this Article FOURTH shall have no further force or effect, and thereafter holders of Common Stock and holders of Voting Preferred Stock, voting together, shall be entitled to elect all members of the Board of Directors.

               (C) Any director may be removed, with cause, by a vote of the holders of Class A Common Stock, holders of Class B Common Stock, and holders of Voting Preferred Stock, voting together.

               (D) Except as otherwise specified herein, the holders of Class A Common Stock and holders of Class B Common Stock (i) shall in all matters not otherwise specified in this Section (b)(4) or Section (b)(5) of this Article FOURTH vote together (including, without limitation, with respect to increases or decreases in the authorized number of shares of any class of Common Stock), with each share of Class A Common Stock and Class B Common Stock having one vote, and (ii) shall be entitled to vote as separate classes only when required by law to do so under mandatory statutory provisions that may not be excluded or overridden by a provision in the certificate of incorporation or as provided herein.

               (E) Except as set forth in this Section (b)(4) or Section (b)(5) of this Article FOURTH, the holders of Class A Common Stock shall have exclusive voting power (except for any voting powers of any Preferred Stock) on all matters at any time when no Class B Common Stock is issued and outstanding, and the holders of Class B Common Stock shall have exclusive voting power (except for any voting powers of any Preferred Stock) on all matters at any time when no Class A Common Stock is issued and outstanding.

          (5) Vacancies; Increases or Decreases in Size of the Board of Directors. Any vacancy in the office of a director created by the death, resignation or removal of a director elected by (or appointed on behalf of) the holders of a class or classes of stock may be filled by a vote of holders of such class of stock, or if applicable, classes of stock, voting together, unless the Special Voting Rights have been eliminated in accordance with Section (b)(4)(B) of this Article FOURTH. Notwithstanding anything in this Section
     (b)(5) or Section (b)(4) of this Article FOURTH to the contrary, any vacancy in the office of a director may also be filled by the vote of the majority of the directors (or the sole remaining director) elected by (or appointed on behalf of) the same class or classes of stock that elected that director (or on behalf of which that director was appointed) whose death, resignation or removal created the vacancy, unless there are no such directors or the Special Voting Rights have been eliminated in accordance with Section (b)(4)(B) of this Article FOURTH, in which case such vacancy may be filled by the vote of the majority of the directors or by the sole remaining director, regardless, in each instance, of any quorum requirements set out in the by-laws. Any director elected by some or all of the directors or by the stockholders to fill a vacancy shall hold office for the remainder of the full term of the director whose vacancy is being filled and until such director's successor shall have been elected and qualified unless removed and replaced pursuant to Section (b)(4)(C) of this Article FOURTH and this Section (b)(5). The Board may increase the number of directors and any newly-created directorship so created may be filled by the Board, provided that (unless the Special Voting Rights have been eliminated in accordance with Section (b)(4)(B) of this Article FOURTH) the Board may be so enlarged by the Board only to the extent that 20% (or, if such 20% is not a whole number, then the nearest lower whole number of directors that is closest to 20%) of the authorized number of members of the enlarged Board consists of directors elected by (or appointed on behalf of) the holders of Class A Common Stock and Voting Preferred Stock. Any director elected (or appointed) in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created and until such director's successor shall have been elected and qualified unless removed and replaced pursuant to Section (b)(4)(C) of this Article FOURTH and this Section (b)(5). No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors established pursuant to Article FIFTH so as to maintain the number of directors in each class as nearly equal as possible.

          (6) Merger or Reorganization. In case of any reorganization or any consolidation of the corporation with one or more other corporations or a merger of the corporation with another corporation, each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class B Common Stock, and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class A Common Stock; provided that, in any such transaction, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock may receive different kinds of shares of stock if the only difference in such shares is the inclusion of voting rights which continue the Special Voting Rights.

          (7) Liquidation. In the event of any liquidation, dissolution or winding up of the corporation, the holders of the Class A Common Stock and Class B Common Stock shall participate equally per share in any distribution to stockholders, without distinction between classes.

          (c) Preferred Stock. The Preferred Stock may be divided into and issued in series. The Board of Directors is hereby expressly authorized, at any time or from time to time, to divide any or all of the shares of the Preferred Stock into series, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations or restrictions, of the series so established, to the fullest extent now or hereafter permitted by the laws of the State of Delaware, including, but not limited to, the variations between the different series in the following respects:

          (1)  The distinctive serial designation of such series;

          (2) The annual dividend rate for such series, and the date or dates from which dividends shall commence to accrue;

          (3) The redemption price or prices, if any, for shares of such series and the terms and conditions on which such shares may be redeemed;

          (4) The sinking fund provisions, if any, for the redemption or purchase of shares of such series;

          (5) The preferential amount or amounts payable upon shares of such series in the event of the voluntary or involuntary liquidation of the corporation;

          (6)  The voting rights of shares of such series;

          (7) The terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of shares of the corporation into which such shares may be converted; and

          (8) Such other terms, limitations and relative rights and preferences, if any, of shares of such series as the Board of Directors may, at the time of such resolutions, lawfully fix and determine under the laws of the State of Delaware.

          All shares of the Preferred Stock shall be of equal rank with each other, regardless of series.

          The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the 7%
Convertible Exchangeable Preferred Stock shall be as set forth in Exhibit A attached hereto.

          The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the Step-
Up Convertible Preferred Stock shall be as set forth in Exhibit B attached hereto.

          The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the Gold-
Denominated Preferred Stock shall be as set forth in Exhibit C attached hereto.

          The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the Gold-
Denominated Preferred Stock, Series II shall be as set forth in Exhibit D attached hereto.

          The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the Silver-Denominated Preferred Stock shall be as set forth in Exhibit E attached hereto.

          (d) General. (1) Except as otherwise required by law and except for such voting powers with respect to the election of directors as are provided for herein for the Existing Preferred Stock or as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of any such series of Preferred Stock shall have no voting power whatsoever. Subject to such restrictions as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, any amendment to the Certificate of Incorporation which shall increase or decrease the authorized stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock of the corporation irrespective of the provisions of Section 242(b)(2) of Delaware General Corporation Law.

          (2) No holder of stock of any series or class of stock of the corporation shall as such holder have under this Certificate of Incorporation any preemptive or preferential right of subscription to any stock of any series or class of stock of the corporation or to any obligations convertible into stock of the corporation, issued or sold, or to any right of subscription to, or to any warrant or option for the purchase of any thereof.


          (3) Except as otherwise stated in this Certificate of Incorporation, the corporation may from time to time issue and dispose of any of the authorized and unissued shares of Common Stock or of Preferred Stock for such consideration, not less than its par value, as may be fixed from time to time by the Board of Directors, without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the corporation in cash, property or services rendered. Any and all such shares of Common Stock or Preferred Stock the issuance of which has been so authorized, and for which consideration so fixed by the Board of Director has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

     FIFTH: (a) Subject to such rights to elect additional directors under specified circumstances as may be granted to holders of any shares of the Preferred Stock pursuant to the provisions of Article FOURTH, the number of directors of the corporation shall be fixed from time to time by the Board of Directors but shall not be less than five. The directors, other than those who may be elected solely by the holders of any class or series of Preferred Stock, if any, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class ("Class I") to hold office initially for a term expiring at the first annual meeting of stockholders to be held after the date this Certificate of Incorporation is initially filed with the Delaware Secretary of State (the "Initial Filing Date"), another class ("Class II") to hold office initially for a term expiring at the second annual meeting of stockholders to be held after the Initial Filing Date, and another class ("Class III") to hold office initially for a term expiring at the third annual meeting of stockholders to be held after the Initial Filing Date, with the members of each class to hold office until their successors are elected and qualified. Directors elected by a class of stock, or if applicable, classes of stock voting together, shall be divided as evenly as possible, as determined by the Board of Directors, among Class I, Class II and Class III.
Notwithstanding the foregoing, each Director initially appointed on behalf of the Class A Common Stock and Existing Preferred Stock, shall hold office initially for a term expiring at the first annual meeting of stockholders to be held after the Initial Filing Date. Subject to the immediately preceding sentence, at each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

          (b) Notwithstanding any other provision of this certificate of incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of 66 2/3% or more of the outstanding shares of Common Stock shall be required to amend, alter, change or repeal this Article FIFTH.

     SIXTH:   In furtherance and not in limitation of the powers
conferred by law, (a) the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation in any manner not inconsistent with the laws of the State of Delaware or the certificate of incorporation of the corporation, subject to the power of the stockholders to adopt, amend or repeal the by-laws or to limit or restrict the power of the Board of Directors to adopt, amend or repeal the by-laws, and
(b) the corporation may in its by-laws confer powers and authorities upon its Board of Directors in addition to those conferred upon it by statute.

     SEVENTH: The affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of Common Stock shall be required for the approval or authorization of any Business
Combination; provided, however, that the 66 2/3% voting requirement shall not be applicable if

          (a) the Board of Directors of the corporation by affirmative vote which shall include not less than a majority of the entire number of Continuing Directors
     (1) has approved in advance the acquisition of those outstanding shares of Common Stock which caused the Interested Party to become an Interested Party or (2) has approved the Business Combination;

          (b) the Business Combination is solely between the corporation and one or more other corporations all of the common stock of each of which other corporations is owned directly or indirectly by the corporation or between two or more of such other corporations; or

          (c)  the Business Combination is a merger or
     consolidation and the cash and/or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock in the Business Combination is at least equal to the highest price per share (after giving effect to appropriate adjustments for any recapitalizations and for any stock splits, stock dividends and like distributions) paid by the Interested Party in acquiring any shares of Common Stock on the date when last acquired or during a period of two years prior thereto.

          (d)  For purposes of this Article SEVENTH:

          (1) The terms "affiliate" and "associate" shall have the respective meanings assigned to those terms in Rule 12b-2 under the Securities Exchange Act of 1934, as such Rule was in effect on the Initial Filing Date.

          (2) A person shall be deemed to be a "beneficial owner" of any Common Stock

               (A)  which such person or any of its
          affiliates or associates beneficially owns, directly or indirectly; or

               (B)  which such person or any of its
          affiliates or associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or has the right to vote pursuant to any agreement, arrangement or understanding; or

               (C) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Common Stock.

          (3)  The term "Business Combination" shall mean
     (A) any merger or consolidation of the corporation or a subsidiary of the corporation with or into an Interested Party, (B) any merger or consolidation of an Interested Party with or into the corporation or a subsidiary, (C) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or any Substantial Part of the assets either of the corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, in which an Interested Party is involved, (D) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Party, (E) the issuance or transfer (in one transaction or a series of transactions) by the corporation or a subsidiary of the corporation to an Interested Party of any securities of the corporation or such subsidiary, which securities have a fair market value of $10,000,000 or more, or (F) any recapitalization, reclassification, merger or consolidation involving the corporation or a subsidiary of the corporation that would have the effect of increasing, directly or indirectly, the Interested Party's voting power in the corporation or such subsidiary.

          (4) The term "Interested Party" shall mean and include (A) any individual, corporation, partnership, trust or other person or entity which, together with its affiliates and associates, is (or with respect to a Business Combination was within two years prior thereto) a beneficial owner of shares aggregating 20% or more of the outstanding Common Stock or any class thereof, and (B) any affiliate or associate of any such individual, corporation, partnership, trust or other person or entity. For the purposes of determining whether a person is an Interested Party the number of shares deemed to be outstanding shall include shares deemed beneficially owned through application of subclause (B) of the foregoing clause (2) but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (5) The term "Substantial Part" shall mean more than 10% of the fair market value of the total assets of the particular corporation.

          (6) The term "Continuing Director" shall mean a director who is not an affiliate of an Interested Party and who was a member of the Board of Directors of the corporation immediately prior to the time that the Interested Party involved in a Business Combination became an Interested Party, and any successor to a Continuing Director who is not such an affiliate and who is nominated to succeed a Continuing Director by a majority of the Continuing Directors in office at the time of such nomination.

          (7)  For the purposes of Section (c) of this
     Article SEVENTH, the term "other consideration to be received" shall include without limitation Common Stock retained by its existing public stockholders in the event of a Business Combination in which the corporation is the surviving corporation.

          (e) The provisions of this Article SEVENTH shall be construed liberally to the end that the consideration paid to holders whose Common Stock is acquired by an Interested Party in connection with a Business Combination to which Section (c) of this Article SEVENTH is applicable shall be not less favorable than that paid to holders of such Common Stock prior to such Business Combination. Nothing contained in this Article SEVENTH shall be construed to relieve any Interested Party from any fiduciary duties or obligations imposed by law, nor shall anything herein be deemed to supersede any vote of holders of any series or class of stock other than Common Stock that shall be required by law, by or pursuant to this certificate of incorporation or by the by-laws of the corporation.

          (f) Notwithstanding any other provisions of this certificate of incorporation or the by-laws of the corporation and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or the by-laws of the corporation, the affirmative vote of the holders of 66 2/3% or more of the shares of the outstanding Common Stock shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article SEVENTH.

     EIGHTH:   (a) A director of this corporation shall not be
liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

     (b) The corporation shall indemnify any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by applicable law. The determination as to whether such person has met the standard required for indemnification shall be made in accordance with applicable law.

          Expenses incurred by such a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article EIGHTH.

     (c) The provisions of this Article EIGHTH shall be deemed to be a contract between the corporation and each person who serves as such director, officer, employee or agent of the corporation in any such capacity at any time while this Article EIGHTH is in effect. No repeal or modification of the foregoing provisions of this Article EIGHTH nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

          The foregoing indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any applicable law, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     NINTH:   The name and mailing address of the incorporator
are:

          Name                          Mailing Address

      R. Blain Andrus                        6110 Plumas Street
                                        Reno, Nevada 89509


     TENTH:   The corporation reserves the right to amend, alter,
change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.



           EXHIBITS TO THE CERTIFICATE OF INCORPORATION



EXHIBIT A - CERTIFICATE OF DESIGNATIONS OF THE 7% CONVERTIBLE
               EXCHANGEABLE PREFERRED STOCK


EXHIBIT B - CERTIFICATE OF DESIGNATIONS OF THE STEP-UP
               CONVERTIBLE PREFERRED STOCK


EXHIBIT C - CERTIFICATE OF DESIGNATIONS OF THE GOLD-
               DENOMINATED PREFERRED STOCK


EXHIBIT D - CERTIFICATE OF DESIGNATIONS OF THE GOLD-
               DENOMINATED PREFERRED STOCK, SERIES II


EXHIBIT E - CERTIFICATE OF DESIGNATIONS OF THE SILVER-
               DENOMINATED PREFERRED STOCK